Exhibit (10)(k)

                          THE LUBRIZOL CORPORATION
                  DEFERRED COMPENSATION PLAN FOR OFFICERS
                               (As Amended)



1. Purpose. The purpose of this Deferred Compensation Plan For Officers (the "Plan") is to permit an officer (as identified by the Company for Section 16 purposes under the Securities Exchange Act of
1934) (sometimes hereinafter referred to as "officer" or as the "Participant") of The Lubrizol Corporation (the "Company"), who wishes, to defer a portion of such officer's compensation until retirement or other termination of employment all as provided in the Plan.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee's interpretation and construction of all provisions of the Plan shall be binding and conclusive upon all Participants and their heirs and/or successors.

3.  Right to Defer Compensation.

      (a) An officer of the Company may, at any time prior to January 1 of a given calendar year, elect, for one or more future successive calendar years, to defer under the Plan a pre-selected amount of such officer's cash compensation, including bonus, which such officer may thereafter be entitled to receive for services performed during such elected calendar year or years.

      (b) The election under this Section 3 shall take effect on the first day of the calendar year following the date on which the election is made and such election shall be irrevocable for any elected calendar year after such elected calendar year shall have commenced.

      (c) The pre-selected amount that an officer may elect to defer shall be one or more of the following:

      (i) a fixed dollar amount or percentage of the officer's bi-weekly base salary;

      (ii) a fixed dollar amount or percentage of the officer's quarterly pay;

      (iii) a fixed dollar amount or percentage of the officer's share in the variable compensation component, if any;

      (iv) a fixed dollar amount or percentage of the officer's participation in the performance pay plan (formerly the variable award plan), if any.

      (d) Notwithstanding paragraphs (a),(b) and (c), where an officer first becomes eligible to participate in the Plan, the newly eligible officer may make the election under this Section 3 to defer the specified compensation for services to be performed subsequent to the election and for the remainder of the calendar year in which the election under this Section 3 is made provided such election is made within 30 days after the date the officer first becomes eligible.

      (e) Within such periods of time as the Committee shall designate, and in addition to the provisions of paragraphs (a) through
(d), an officer may elect to defer that portion or all of the officer's cash and/or stock compensation (i) described in paragraphs (a) through
(d), (ii) the performance share program, and/or (iii) any other future plan or program that provides for cash or stock compensation, to the extent that such amounts would otherwise be nondeductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of the preceding sentence, the amount to be deferred with respect to the performance share program shall be determined by taking into consideration any fixed cash compensation (including biweekly and quarterly pay) to be received subsequent to the date on which shares are distributable under the performance share program. Any deferral of stock compensation shall be subject to the procedures set forth in Section 5.

      (f) All elections under this Plan shall be made by written notice delivered to the Vice President, Human Resources, of the Company specifying (i) the number of calendar years, one or more, during which the election shall apply, (ii) the portion, if any, determined under paragraph (c), of each category of the Participant's compensation to be deferred for such year or years, as described above, and (iii) the periodic payment schedule selected subject to (x) the installment period limitation and (y) the computation of each installment payment, as provided in Section 6.

      (g)   A Participant may designate that the election under this
Section 3 shall remain in effect until the Participant, on a prospective basis, withdraws the election or changes the amount to be deferred; provided that, if the Participant changes only the amount to be deferred, the periodic payment schedule selected under paragraph
(f)(iii) shall continue to apply. Any notice of the withdrawal of the election shall be effective on the first day of the calendar year following the date on which such notice is given to the Company's Vice President, Human Resources; provided that, such notice shall not change, alter or terminate the deferral of the officer's participation in the performance pay plan for the year in which such notice of withdrawal is given which, except for the deferral, would be payable in the calendar year following the date on which such notice of withdrawal is given. Notwithstanding paragraph (f) and the first sentence of this paragraph
(g), any compensation earned after the end of the first month in which a Participant under this Plan no longer is an officer of the Company, as defined in Section 1, but continues to be employed by the Company, shall not be deferred, provided however, the balance in the Participant's Accounts shall continue to be held and administered pursuant to the Plan.

4. Cash Deferral Accounts.

      (a) On the last day of each month during which the cash compensation deferred under the Plan would have become payable to the Participant in the absence of an election under the Plan to defer payment thereof, the amount of such deferred compensation shall be credited to a Cash Deferral Account which shall be established and maintained for each Participant in the Company's accounting books and records. To the extent that, at the time amounts are credited to a Participant's Cash Deferral Account, any federal, state or local payroll withholding tax applies (e.g., Medicare withholding tax), the Participant shall be responsible for the payment of such amount to the Company and the Company shall promptly remit such amount to the proper taxing authority.

      (b) Interest shall accrue on the month-end balance in each Participant's Cash Deferral Account as of the last day of each month and shall be computed at the Federal Reserve 90-day Composite Rate in effect for the previous calendar quarter. Such interest amount so determined shall be credited monthly to such Participant's Cash Deferral Account; provided that no interest shall be credited as to the cash compensation for the month on the last day of which such cash compensation is first credited to the Participant's Cash Deferral Account.

5.    Stock Deferral Accounts.

      (a) At the time that Common Shares are distributable to a Participant, who has elected to defer the receipt thereof under Section 3(e), in lieu of Common Shares being issued, there shall be credited to a separate Stock Deferral Account for the Participant, full stock equivalent units ("Units") which shall be established and maintained on the Company's records. One Unit shall be allocated to the Stock Deferral Account for each such Common Share.

      (b) As of each dividend record date established by the Company for the payment of cash dividends with respect to its Common Shares, the Company shall credit each separate Stock Deferral Account of a Participant with an additional number of whole and/or fractional Units equal to:

            (i) the product of (x) the dividend per Common Share which is payable with respect to such dividend record date, multiplied by (y) the number of whole and fractional Units credited to the separate Stock Deferral Account of a Participant as of such record date;

                                    divided by

            (ii) The closing price of a Common Share on the dividend record date (or if Common Shares were not traded on that date, on the next preceding day on which Common Shares were so traded), as reported on the NYSE-composite tape.

      (c) At no time prior to actual delivery of Common Shares pursuant to the Plan, shall the Company be obligated to purchase or reserve Common Shares for delivery of a Participant and the Participant shall not be a shareholder nor have any of the rights of a shareholder with respect to the Units credited to the Participant's Stock Deferral Account.

      (d) To the extent that, at the time Units are credited to a Stock Deferral Account of a Participant, any federal, state or local payroll withholding tax applies (e.g., Medicare withholding tax), the Participant shall be responsible for the payment of such amount to the Company and the Company shall promptly remit such amount to the proper taxing authority.

      (e) In the event of any change in the number of outstanding Company Common Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Units in each separate Stock Deferral Account of a Participant shall be appropriately adjusted to take into account any such event.

6.  Payment of Deferred Compensation.

      (a) The total amount standing as a credit in a Participant's Cash Deferral Account shall, upon termination of employment, be payable to the Participant either in a lump sum or in periodic installments over such period, not exceeding ten years, as the Participant shall have selected pursuant to Section 3(f)(iii). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, from the Participant's Cash Deferral Account, at such time, not more than twelve (12) months after the Participant ceases to be an employee of the Company, as the Participant shall have selected pursuant to Section 3
(f)(iii) . All amounts payable in accordance with this Section 6(a) shall be subject to applicable federal, state and/or local payroll withholding taxes then in effect.

      (b) The amount of each installment payable to a Participant shall be determined by dividing the balance of such Participant's Cash Deferral Account by the number of periodic installments (including the current installment) remaining to be paid. Until a Participant's Cash Deferral Account has been completely distributed, the balance thereof remaining, from time to time, shall bear interest on a monthly basis calculated as provided in Section 4(b).

      (c) The total number of Units credited to the Participant's Stock Deferral Account shall be payable to the Participant as set forth in paragraph (e), either in a lump sum or in periodic installments, over such period, not exceeding ten years, as the Participant shall have selected pursuant to section 3(f)(Iii). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, at such time, not more than twelve (12) months after the Participant ceased to be an employee of the Company, as the Participant may have selected pursuant to Section 3. The Participant may, under Section 3, have separate and distinct elections as to how the Participant's Cash Deferral Account and Stock Deferral Account shall be distributed under this Plan.

      (d) Payments from the Cash Deferral Account shall be in cash and payments from the Stock Deferral Account shall be in the form of Company Common Shares.

      (e) The amount of any installment payable from the Stock Deferral Account to a Participant shall be determined by dividing the balance of the number of Units in the Participant's Stock Deferral Account by the number of periodic installments (including the current installment) remaining to be paid and the quotient shall be the number of Company Common Shares that are payable. If the determination of the installment payable from the Participant's Stock Deferral Account results in a fractional Common Share being payable, the installment payment shall exclude any such fractional Common Share payment except that, in the final installment payment, any such fractional Common Share shall be paid in cash in an amount as determined by the Committee.
Until the Participant's Stock Deferral Account has been completely distributed, the balance in the Stock Deferral Account shall continue to be credited with the dividend equivalents on such balance as provided in
Section 5(b).

      (f) If the Participant elects to satisfy tax withholding with Company Common Shares, then such withholding shall be from those Common Shares otherwise issuable pursuant to paragraphs (c) and (e) above, and shall be such number of Common Shares that will provide for the federal, state and/or local income tax at the rates then applicable for supplemental wages, unless otherwise requested by the Participant, but in no event less than the statutory minimums for tax withholding.

      (g) For purposes under paragraph (f) of determining the number of Company Common Shares that are to be withheld to provide for the tax withholding, Company Common Shares shall be valued at the closing price on the New York Stock Exchange of a Company Common Share on the date the Common Shares are distributable (or if the Common Shares were not traded on that date, on the next preceding day on which the Common Shares were so traded). If the determination of the tax withholding would require the withholding of a fractional Company Common Share, the Participant shall remit cash to the Company in lieu of the such fractional Share.

      (h) In the event a Participant dies prior to receiving payment of the entire amount in that Participant's Cash Deferral Account and/or Stock Deferral Account, as the case may be, the unpaid balance shall be paid to such beneficiary as the Participant may have designated in writing to the Vice President, Human Resources, of the Company as the beneficiary to receive any such post-death distribution under the Plan or, in the absence of such written designation, to the Participant's legal representative or to the beneficiary designated in the Participant's last will as the one to receive such distributions. Distributions subsequent to the death of a Participant may be made either in a lump sum or in periodic installments in such amounts and over such period, not exceeding ten years from the date of death, as the Committee may direct and the amount of each installment shall be computed as provided in Section 6(a), (c) and (e) as the case may be.

7.  Acceleration of Payments.

      (a) The Committee may accelerate the distribution of part or all, in any or all, of a Participant's accounts for reasons of severe financial hardship. For purposes of the Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of the Participant's family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

      (b) Upon application by a Participant to the Committee, made no later than thirty (30) days prior to the Participant's retirement or other termination of employment (other than as a result of death), nor earlier than ninety (90) days prior thereto, the Participant may request that the Committee accelerate the Participant's distribution schedule under Section 6 as previously selected by the Participant, including accelerating to a lump sum payment. The Committee shall have sole and exclusive discretionary authority to grant or deny a Participant's request.

8. Non-assignability. None of the rights or interests in any of the Participant's accounts shall, at any time prior to actual payment or distribution pursuant to the Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided that, upon the occurrence of any such assignment or transfer or the attempted assignment or transfer, all payments under Section 6 shall be payable in the sole and unrestricted judgment and discretion of the Committee, as to time and amount (including a lump sum amount), and shall be distributable to the person who would have received the payment but for this Section 8 only at such time or times and in such amounts as the Committee, from time to time, and in its sole and unrestricted judgment and discretion, shall determine. Should an event covered by this Section 8 occur prior to the death of a Participant, the balance, if any, in the Participant's accounts shall, after such death, be thereafter distributed as provided in Section 6 subject to the provisions of this Section 8.

9. Plan to be Unfunded. The Company shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to the Plan and, except as set forth in this Plan, no Participant shall have any rights whatsoever in or with respect to any funds or other assets held by the Company for purposes of the Plan or otherwise. Each Participant's accounts maintained for purposes of the Plan merely constitute bookkeeping entries on records of the Company, constitute the unsecured promise and obligation of the Company to make payments as provided herein, and shall not constitute any allocation whatsoever of any cash, shares or other assets of the Company or be deemed to create any trust or special deposit with respect to any of the Company's assets.

10. Amendment. The Board of Directors of the Company, or the Organization and Compensation Committee may, from time to time, amend or terminate the Plan, provided that no such amendment or termination of the Plan shall adversely affect a Participant's accounts as they existed immediately before such amendment or termination or the manner of distribution thereof, unless such Participant shall have consented thereto in writing. Any reduction in the quarterly interest rate set forth in Section 4(b), by amendment to the Plan, shall affect only contributions made to the Plan for calendar years subsequent to the adoption of the amendment. The balance in a Participant's Cash Deferral Account prior to the effective date of any such interest rate reduction shall continue to bear interest at the rate in effect prior to any such reduction in interest rate. Notice of any amendment or termination of the Plan shall be given promptly to all Participants.

11. Plan Implementation. This Plan is adopted and effective on the 25th day of July, 1994, as amended on June 17, 1995, as further amended September 25, 1995, effective as of January 1, 1995 and further amended on September 22, 1997.